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                                                                   EXHIBIT 10.86


         SECOND AMENDMENT TO LEASE BETWEEN RCPI TRUST AND THE REGISTRANT

                                  MARCH 4, 1999

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                            SECOND AMENDMENT TO LEASE

        This SECOND AMENDMENT TO LEASE, dated as of March 4, 1999 (this "Amendment"), between RCPI TRUST, a Delaware business trust having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 ("Landlord"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation having an office at 11100 Santa Monica Boulevard, Suite 300, West Los Angeles, California 90025 ("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant entered into that certain Lease, dated as of February 27, 1998, as amended by First Amendment to Lease, dated as of October 30, 1998 (as amended, the "Original Lease"), covering portions of the first, second, third, and fourth floors of the building located at 630 Fifth Avenue, New York, New York; and

        WHEREAS, Landlord and Tenant desire to modify the Original Lease as hereinafter set forth to provide for the surrender of the Fourth Floor Premises (the Original Lease, as modified by this Amendment, the "Lease").

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

        1. Capitalized Terms. All capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Lease.

        2. Modification. Effective as of the date of this Amendment, the Lease with respect to the Fourth Floor Premises shall end and expire and Tenant's estate and interest in the Fourth Floor Premises shall terminate and be wholly extinguished with the same force and effect as if such date was initially set forth in the Lease as the Expiration Date, and Landlord shall be entitled to lease the Fourth Floor Premises to any person or entity, or take any other action with respect thereto, free from any claim of Tenant or any person or entity claiming through Tenant. Effective as of the date of this Amendment, the term "Premises" as used in the Lease shall no longer include the Fourth Floor Premises and Landlord and Tenant shall have no further obligations under the Lease with respect to the Fourth Floor Premises. Landlord and Tenant hereby acknowledge that the Fourth Floor premises have never been delivered to Tenant. Tenant represents and warrants that it has not assigned, pledged or encumbered the Lease or sublet the Fourth Floor Premises or done or suffered any other action as a result of which the Lease or the Fourth Floor Premises might be subject to any lien or encumbrance.
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        3. No Modification. Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms, provisions, or conditions of the Original Lease and such terms, provisions, and conditions shall remain in full force and effect as modified hereby.

        4. Construction. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall be controlling and prevail.

        5. Entire Agreement. This Amendment contains the sole and entire understanding and agreement of the parties with respect to its entire subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

        6. Counterparts. This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Facsimile execution of this Amendment shall be deemed to be an original for all purposes.

        7. Representations and Warranties. Tenant hereby represents and warrants to Landlord that, as of the date hereof, (i) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (ii) to the best of Tenant's knowledge, there are no defaults existing under the Lease;
(iii) to the best of Tenant's knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; and (iv) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

        8. Miscellaneous. (a) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

        (b) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

        (c) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.
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        (d) This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have delivered a fully executed counterpart of this Amendment to Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                       LANDLORD:

                                       RCPI TRUST
                                       By: Tishman Speyer Properties, L.P.,
                                           its Agent

                                       By: /s/ Geoffrey P. Wharton
                                           -------------------------------------
                                           Geoffrey P. Wharton


                                       TENANT:

                                       THE SPORTS CLUB COMPANY, INC.

                                       By: /s/ David M. Talla
                                           -------------------------------------
                                           Name: David M. Talla
                                           Title: CEO